Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Prospectus Supplement No. 2 to Registration Statement on Form SB-2 of our report dated October 26, 2007, relating to the consolidated financial statements of PURE Bioscience, appearing in this Prospectus Supplement No. 2.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
November 14, 2007